Exhibit 10.21.1

To:	TRITIUM PTY LTD (ACN 095 500 280) (the Borrower)

	Address:	48 Miller Street
Murarrie QLD 4172
Australia

	Attention:	Mark Anning, General Counsel
David Toomey, Chief Revenue Officer and Head of Corporate

	Development	Jane Hunter, Chief Executive Officer

	Email:	manning@tritium.com.au
dtoomey@tritium.com.au
jhunter@tritium.com.au

25 January 2022

Dear Sirs,

Senior Loan Note Subscription Agreement dated 7 December 2021 amongst, among others, HealthSpring Life & Health Insurance Company, Inc., Cigna Health and Life Insurance Company and Barings Target Yield Infrastructure Debt Holdco 1 S.À R.L. and Tritium Pty Ltd (LNSA) – CP Waiver Letter

1.	Background

1.1	Reference is made to the LNSA.

1.2

Terms defined in the LNSA (including by way of incorporation by reference) have the same meaning in this document unless given a different meaning in this document, and the following terms have the following meanings:

Additional Coupon Period means, to the extent that the Relevant Subordinated Funding Financial Close has not occurred prior to the expiry of the Relevant Period, the period from (and including) the day immediately after the expiry of the Relevant Period, to (and including) the Relevant Subordinated Funding Financial Close Date.

Additional Coupon Rate means 2.00% per annum.

Effective Time means the time of day on the date on which each Original Lender confirms to the Borrower that it has received the following duly and fully executed documents (in form and substance satisfactory to it):

(a)	this document; and

(b)	an Intercreditor Deed in respect of the St Baker Loan (as defined in the Existing LNSA).

Relevant Period means the period commencing on the date on this document and expiring on the date falling 90 days after Financial Close (or such later date as all the Lenders may, in their absolute discretion, agree in writing).

Tritium - CP Waiver Letter

Relevant Subordinated Funding means either:

(a)	Equity Contributions; or

(b)

subordinated Financial Indebtedness that is subordinated to the Finance Documents and the Finance Party’s rights thereunder on terms acceptable to all the Lenders (in their absolute discretion), and subject to an Intercreditor Deed (in form and substance satisfactory to all Lenders, in their absolute discretion), in an aggregate amount such that the aggregate Cash received by the Obligors pursuant to such Relevant Subordinated Funding (after payment of all transaction costs, fees and expenses (including legal fees) in relation to each of the Relevant Subordinated Funding) is not less than USD99,000,000 in aggregate.

Relevant Subordinated Funding Financial Close means the last date on which financial close under all the Relevant Subordinated Funding occurs and the full aggregate proceeds of the total Relevant Subordinated Funding are received by one or more Obligors.

2.	Condition Precedent Waivers

2.1

Clause 4.1 (Initial Conditions Precedent) of the LNSA provides that no Lender will be obliged to comply with Clause 5.4 (Lenders’ participation) of the LNSA unless the they have received all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions Precedent) of the LNSA (CP Schedule) in form and substance satisfactory to all Lenders (in their absolute discretion).

2.2	For the purposes of Clause 4.1 (Initial Conditions Precedent) of the LNSA, with effect from Effective Time, each Original Lender irrevocably waives:

(a)

the requirement under item 8 (SPAC Merger) of the CP Schedule that the Post SPAC Merger Cash Balance as certified in the Cash Balance Certificate is a minimum amount of USD70,000,000. For the avoidance of doubt, it remains a condition precedent that:

(i)	the SPAC Merger has completed; and

(ii)	a Cash Balance Certificate is provided certifying the Post SPAC Merger Cash Balance; and

(b)

the requirement under item 4(a) (Other documents and evidence) (Existing Facility) of the CP Schedule that the St Baker Loans (as defined in the Existing LNSA) will be fully repaid and that any Security granted in respect of such indebtedness will be released (including a copy of the deed of release duly executed by the relevant secured party). For the avoidance of doubt, it remains a condition precedent that evidence is provided that on Financial Close, the Existing Facility will be fully repaid and that any Security granted in respect of such indebtedness will be released (including a copy of the deed of release duly executed by the relevant secured party).

Tritium - CP Waiver Letter

2.3

The Borrower (for itself and on behalf of each Guarantor) agrees with each of the Lenders that the following items set out below shall be conditions precedent under the LNSA and the CP Schedule shall be deemed to be amended accordingly, namely that, each Lender has received all of the documents and other evidence listed below in form and substance satisfactory to all Lenders (in their absolute discretion):

(a)	(Certifications) A certificate from the Borrower, duly executed:

(i)

(Gross SPAC Merger proceeds): certifying, representing and warranting that the amount of funds contained in the Trust Account, net of SPAC Shareholder Redemption Amount is a minimum amount of USD53,000,000 (it being recorded that after deducting the SPAC Shareholder Redemption Amount of USD349,339,234.98, USD53,185,163.73 is anticipated to remain in the Trust Account from which USD7,486,168.49 is to be applied to the payment of SPAC Transaction Expenses and the balance of USD45,698,995.24 is to be transferred to NewCo) (each capitalised term in this paragraph 2.3(a)(i) has the meaning as defined in the SPAC Business Combination Agreement);

(ii)	(Relevant Subordinated Funding): certifying, representing and warranting that the Borrower is raising the Relevant Subordinated Funding in an amount of at least USD99,000,000; and

(iii)

(Schedule of fees): Attaching a certified copy of the details of all Transaction Costs incurred by the Group pursuant to the SPAC Merger and all transactions related thereto (including all funding arrangements) payment of which has been agreed to be deferred and specifying in particular, the payor, payee and quantum in respect of each such relevant deferred fee and that same are correct and complete.

Tritium - CP Waiver Letter

3.	Undertakings

3.1

With effect from the Effective Time, the Borrower (for itself and on behalf of each other Guarantor) undertakes (in addition, and without prejudice, to all existing undertakings in the Finance Documents) in favour of each of the Lenders as follows (each an Undertaking):

(a)

Undertaking 1 – Liquidity Reserve Amount: To ensure that on each day to occur during the period specified in column 1 below, the Liquidity Reserve Amount shall not be less than the amount set out in column 2 below opposite the relevant period:

Column 1: Relevant period	Column 2: Liquidity Reserve Amount
From (and including) the SPAC Merger Effective Time up to (and including) 21 days thereafter (First Period)	USD 50,000,000
From (and including) the day immediately after the expiry of the First Period up to (and including) the Relevant Subordinated Funding Financial Close	USD 65,000,000

For the avoidance of doubt, the Borrower shall report on the Liquidity Reserve Amount in accordance with clause 18.1(c) (Financial Statements, etc.) of the LNSA mutatis mutandis. The Borrower’s failure to comply with the Undertaking in this paragraph 3.1(a) will constitute an Event of Default in its own right (and not pursuant to clause 21.3 (Other obligations) of the LNSA) and the LNSA is deemed to be amended accordingly.

(b)	Undertaking 2 – St Baker Loan: To ensure that:

(i)

the St Baker Loan (as defined in the Existing LNSA) will be fully repaid and that any Security granted in respect of such indebtedness will be released using the proceeds of the Relevant Subordinated Funding; and

(ii)

the Lenders are provided with a deed of release in respect of the St Baker Loan (in form and substance satisfactory to all Lenders (in their absolute discretion) duly executed by the relevant secured party, provided that no such payment or repayment shall be permitted to be made if a Default or Review Event is subsisting at the time of the payment or would occur as a result of such payment.

(c)

Undertaking 3 – PIK Interest: In addition, and without prejudice, to the interest payable on each Loan Note in accordance with the LNSA and the Loan Note Deed Poll (including pursuant to Clause 8 (Interest) of the LNSA and Clause 6 (Interest, Repayment and Prepayment) of the Loan

Tritium - CP Waiver Letter

Note Deed Poll), the Borrower (for itself and on behalf of each other Guarantor) agrees as follows:

(i)	Additional interest will be charged on each Loan Note at a rate equal to the Additional Coupon Rate for the duration of the Additional Coupon Period in accordance with this paragraph 3.1(c).

(ii)

Any additional interest accruing under paragraph 3.1(c)(i) above in respect of a Loan Note will, on each Interest Payment Date to occur during the Additional Coupon Period be added to, and deemed to form part of, the principal amount of each such Loan Note and corresponding Loan.

(iii)

The first Interest Period for the additional interest contemplated in this paragraph 3.1(c) in respect of each Loan Note begins on (and includes) the first day of the Additional Coupon Period and ends on the last day of the current Interest Period for that Loan Note. Each subsequent Interest Period begins on the day when the preceding Interest Period for that Loan Note ends and ends on the last day of the current Interest Period for that Loan Note, provided that an Interest Period for the additional interest contemplated in this paragraph 3.1(c) for a Loan shall not extend beyond the earlier to occur of the expiry of the Additional Coupon Period and the Termination Date.

(iv)	The provisions of 9.2 (Non-Business Days) and 33.3 (Day count convention) of the LNSA apply to the additional interest contemplated in this paragraph 3.1(c) mutatis mutandis.

(v)	The Borrower for itself (and on behalf of each Guarantor) acknowledges and agrees that:

(A)

its obligations under the LNSA and the Loan Note Deed Poll (including, without limitation, pursuant to Clause 6 (Repayment) of the LNSA and Clause 6 (Interest, Repayment and Prepayment) of the Loan Note Deed Poll) extend to the accrued and capitalised amounts contemplated in this paragraph 3.1(c) and each of the LNSA and Loan Note Deed Poll are deemed to be amended accordingly; and

(B)	the Lenders shall, and are entitled to, instruct the Security Trustee to update the Register accordingly.

(d)	Undertaking 4 – PIK Fee:

(i)	To the extent that the Relevant Subordinated Funding Financial Close has not occurred by the expiry of the Relevant Period, to pay to each Lender on the day immediately after the expiry of the

Tritium - CP Waiver Letter

Relevant Period, a non-refundable fee in an amount equal to 1.00% of the principal amount of each of the Lender’s Loan Notes (PIK Fee). Such PIK Fee shall be added to, and deemed to form part of, the principal amount of each such Lenders’ Loan Note and corresponding Loan.

(ii)	The Borrower for itself (and on behalf of each Guarantor) acknowledges and agrees that:

(A)

its obligations under the LNSA and the Loan Note Deed Poll (including, without limitation, pursuant to Clause 6 (Repayment) of the LNSA and Clause 6 (Interest, Repayment and Prepayment) of the Loan Note Deed Poll extend to the capitalised amounts contemplated in this paragraph 3.1(d) and each of the LNSA and Loan Note Deed Poll are deemed to be amended accordingly; and

(B)	that the Lenders shall, and are entitled to, instruct the Security Trustee to update the Register to accordingly.

(e)	Undertaking 5 – Relevant Subordinated Funding documents:

(i)

In respect of each of the individual Relevant Subordinated Funding transactions, to deliver to the Lenders as soon as practicable after execution (and where practicable, prior to the date on which financial close under the applicable Relevant Subordinated Funding occurs), a duly certified copy of those Relevant Subordinated Funding agreements / documents certifying that each such agreement/document is correct, complete and in full force and effect. For the avoidance of doubt, any such agreements/documents must be in form and substance satisfactory to all Lenders (in their absolute discretion) for the relevant transaction to form part of the Relevant Subordinated Funding.

3.2

Notwithstanding anything in the LNSA or any other Finance Document, any amendment, waiver, consent or release in respect of this paragraph 3 (Undertakings) shall only be capable of being amended and/or waived with the consent of all Lenders.

4.	Revised Cash Balance Formula

4.1

The Borrower and the Lenders agree that, with effect from the Effective Time, the Cash Balance shall be calculated in accordance with the formula annexed to this document as “Annexure A” and that such formula shall supersede any previous formula agreed between the parties with respect to the Cash Balance.

Tritium - CP Waiver Letter

5.	Designation

5.1	The Borrower and each Original Lender agree that this document is “Finance Document” as defined and contemplated in the LNSA and a “Secured Document” for purposes of the Security Trust Deed.

6.	General

6.1

On the date of this document, the Borrower (for itself and on behalf of each other Obligor) makes the representations and warranties set out in clauses 17.1 (Status) to 17.7 (No filing or stamp taxes) (both inclusive), 17.10 (No misleading information), 17.14 (Not Trustee), 17.15 (Authorised Signatories), 17.17 (Benefit) to 17.20 (Completeness of information) (both inclusive), 17.22 (Anti-bribery and corruption) to 17.24 (Foreign Assets Control Regulations, etc.) (both inclusive), 17.28 (Insolvency Event) and 17.29 (No breach of laws) and 17.34 (Reliance) to each Finance Party.

6.2

Otherwise as expressly stated in this document, the LNSA remains in full force and effect. The waiver given in paragraph 2.2 of this document is without prejudice to any rights, powers, authority, discretion or remedy which the Lenders or any other Finance Party may have now or in the future in relation to any matters, other than those expressly referred to in this document. Nothing in this document discharges, releases or otherwise affects any liability or obligation arising under or in connection with any Finance Document other than as expressly stated by this document.

6.3

The provisions of Clause 1.2 (Construction), Clause 46 (Governing Law) and Clause 47 (Enforcement) of the LNSA shall mutatis mutandis apply to this document as if set out in full herein and as if references to “Finance Document” and “Agreement” includes a reference to this document.

6.4	This document may be executed in any number of counterparts, each of which:

(a)	may be executed electronically or in handwriting; and

(b)	will be deemed an original whether kept in electronic or paper form, and all of which taken together will constitute one and the same document.

Without limiting the foregoing, if the signatures on behalf of one party are on more than one copy of this document this shall be taken to be the same as, and have the same effect as, if all of those signatures were on the same counterpart of this document.

6.5	This Borrower executes this document for itself and on behalf of each Obligor as the Obligors’ agent in accordance with Clause 1.4 (Obligors’ Agent) and Clause 36.1(b) of the LNSA.

6.6	If there is any inconsistency between the provisions of any Finance Document and this document, the terms of this document shall prevail.

6.7	This document is a deed and factors which might suggest otherwise are to be disregarded.

Tritium - CP Waiver Letter

Please acknowledge your agreement and acceptance of this document by signing and returning the enclosed copy of this document to us.

Yours sincerely,

ORIGINAL LENDER

Executed as a deed.

Signed, sealed and delivered for and on behalf of HealthSpring Life & Health Insurance Company, Inc

By: Cigna Investments, Inc. (authorized agent)

in the presence of:

/s/ Leonard Mazlish	/s/ Kevin Pattison
Signature of witness	By:

Leonard Mazlish	Kevin Pattison
Full name of witness (print)	Name (print)

Managing Director
Title (print)

Tritium - CP Waiver Letter

ORIGINAL LENDER

Executed as a deed.

Signed, sealed and delivered for and on behalf of Cigna Health and Life Insurance Company

By: Cigna Investments, Inc. (authorized agent)

in the presence of:

/s/ Leonard Mazlish	/s/ Kevin Pattison
Signature of witness	By:

Leonard Mazlish	Kevin Pattison
Full name of witness (print)	Name (print)

Managing Director
Title (print)

Tritium - CP Waiver Letter

ORIGINAL LENDER

Executed as a deed.

Signed, sealed and delivered by	)

BARINGS TARGET YIELD INFRASTRUCTURE DEBT	)
HOLDCO 1 S.À R.L.

acting by its attorney	)

BARINGS LLC	)

acting by:	)

/s/ Sphephelo Wenzokwakhe Mnguni	/s/ Mark Ackerman
Signature of witness	By: Mark Ackerman
Managing Director

Sphephelo Wenzokwakhe Mnguni	Mark Ackerman
Full name of witness (print)	Name (print)

Tritium - CP Waiver Letter

ACCEPTANCE

We acknowledge, accept and agree the terms of this document.

BORROWER

for itself and on behalf of each other Obligor in accordance with clause 1.4 (Obligors’ agent) of the LNSA

Executed as a deed.

Signed, sealed and delivered for and on behalf of Tritium Pty Ltd (ACN 095 500 280)

in accordance with section 127 of the

Corporations Act 2001 (Cth) by:

/s/ Trevor Charles St Baker	/s/ David Andrew Finn
Signature of Director	Signature of Director/Company
Secretary

Trevor Charles St Baker	David Andrew Finn
Full name (print)	Full name (print)

Tritium - CP Waiver Letter

Annexure A – Revised Cash Balance Formula

Tritium - CP Waiver Letter